Exhibit 99.1

NEWS RELEASE                                                                                                                                       Symbol: TSC-V: SLT
November 12, 2018
For Immediate Dissemination

SPECIALTY LIQUID TRANSPORTATION CORP. ANNOUNCES
CLOSING OF QUALIFYING TRANSACTION

VANCOUVER, BC, Specialty Liquid Transportation Corp. (formerly Blue Bay Capital Inc.) (“SLT” or the “Company”), is pleased to announce the closing of its qualifying transaction (the “Transaction”), as defined in the policies of the TSX Venture Exchange (the “TSXV”), pursuant to which it completed a three cornered amalgamation by and among a wholly owned subsidiary of the Company (“Subco”) and a company (the “Target Company”) that owns 100% of Environmental Packaging Technologies Inc. (“EPT”), a manufacturer of large volume flexible tanks used for shipping non-hazardous bulk liquids. The Company expects to resume trading as a Tier 2 Industrial Issuer on the TSXV under the trading symbol “SLT.V” at the market open on Tuesday, November 13, 2018.

In connection with the closing of the Transaction, the Company:

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Changed its name from Blue Bay Capital Inc. to Specialty Liquid Transportation Corp.;

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Consolidated its issued shares on a two (2) previously existing shares for each one (1) new share basis;

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Issued 10,750,000 post-consolidated common shares of the Company and 79,250,000 Class B shares of the Company to the Target Company shareholders pursuant to the amalgamation of the Target Company and Subco;

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Completed a brokered private placement resulting in the issuance of 3,182,000 units of the Company (the “Company Offering”) for gross proceeds of $1,272,800, with each unit consisting of one post-consolidated common share and half of one common share purchase warrant. Each whole warrant can be exercised to acquire one additional common share of the Company for a period of 24 months from the date of issuance at a price of $0.55 per common share. The securities issued in connection with the Company Offering are subject to resale restrictions in accordance with applicable securities laws, pursuant to which they may not be sold or transferred until March 1, 2019;

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Issued 2,609,375 post-consolidated common shares of the Company and 1,304,687 common share purchase warrants of the Company to security holders of Subco in exchange for 2,609,375 units issued by Subco pursuant to the concurrent private placement of Subco (the “Subco Offering”) for gross proceeds of $1,043,750, with each unit consisting of one common share and half of one common share purchase warrant. Each whole warrant can be exercised to acquire one additional common share of the Company for a period of 24 months from the date of issuance at a price of $0.55 per common share;

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Paid a cash commission of $158,658.50, paid a corporate finance fee of $84,750 (including tax) and issued 396,646 compensation options to a syndicate of agents led by PI Financial Corp., in connection with the Company Offering and Subco Offering. Each compensation option entitles the holder to acquire one common share in the capital of the Company for a period of 24 months from the date of issuance at a price of $0.40 per common share;

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Issued 3,017,500 post-consolidated common shares of the Company to Target Company shareholders in exchange for common shares of the Target Company issued on conversion of the convertible debentures issued by the Target Company pursuant to a non-brokered private placement of the Target Company for aggregate gross proceeds of $1,207,000. The holders of the convertible debentures were also issued share purchase warrants in exchange for an equal number of warrants of the Target Company, with such warrants entitling them to acquire on exercise up to 3,107,500 common shares of the Company. Half of these warrants can be exercised to acquire additional common shares of the Company for a period of 24 months from the date of issuance at a price of $0.55 per common share, and the remaining half can be exercised to acquire additional common shares of the Company until October 27, 2019 at a price of $0.45 per common share;

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Issued 2,000,000 post-consolidated common shares of the Company in exchange for common shares of the Target Company issued pursuant to the conversion of convertible debentures issued by the Target Company pursuant to a non-brokered private placement financing for aggregate gross proceeds of $800,000. The holders of the convertible debentures were also issued common share purchase warrants in exchange for an equal number of warrants of the Target Company, with such warrants entitling them to acquire on exercise up to 1,000,000 common shares of the Company for a period of 24 months from the date of issuance at a price of $0.55 per common share; and

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Issued a finder’s fee of 800,000 post-consolidated common shares of the Company in connection with the Transaction.

Following completion of the Transaction, the Company has 26,308,875 common shares and 79,250,000 Class B shares issued and outstanding. In addition, the Company has 13,972,333 common shares reserved for issuance pursuant to the convertible debentures, warrants, agents’ compensation options and stock options. The Class B shares are restricted from voting for the election or removal of directors of the Company, but otherwise may be voted together with the common shares on all other matters. In addition, no offer can be made to all of the holders of the Class B shares to acquire their Class B shares, unless the offer is also made on the same terms to the holders of the common shares. Class B shares may be converted into common shares at the election of the holder in certain circumstances, including (i) in the event a change of control transaction is proposed, (ii) if an offer to acquire common shares is made to all holders of the common shares, (iii) if a shareholder proposal is made to change a majority of the board of directors; or (iv) any time after July 31, 2022. For the purposes of the (i), a change of control transaction includes any transaction whereby the current shareholders of the Company will on closing hold less than 50% of the combined common shares and Class B shares that were issued and outstanding immediately prior to such closing.

Pursuant to the terms of a surplus escrow agreement dated October 29, 2018 among the Company, Computershare Investor Services Inc. (as escrow agent) and certain shareholders of the Company, an aggregate of 10,750,000 common shares and 79,250,000 Class B shares have been placed in escrow, whereby 5% of such securities will be released upon the issuance of the Final TSXV Bulletin, and the balance of such securities will be released in six months intervals over the following 36 months.

As a result of the Transaction, the board of the Company is now as follows:

David Skriloff                          President, CEO and Director
Ian Troop                                 Director
Steven Lefkowitz                    Director
Sokhie Puar                             Director
Rana Vig                                 Director

Additional information on EPT, management of the Company and the Transaction can be found in the Blue Bay Filing Statement dated August 28, 2018, available at www.sedar.com, and in the news release of Blue Bay dated October 29, 2018.

About Specialty Liquid Transportation Corp.

SLT holds 100% of EPT, a manufacturer of high quality and safe bulk packing solutions for transport of non‐hazardous liquid in the Flexitank logistics industry. EPT’s patented Big Red Flexitank and patent pending LiquirideTM Flexitank enables customers to significantly reduce shipping costs, increase efficiency and minimize environmental impact as all EPT Flexitanks are recyclable. The Company will provide additional information on the business of EPT by subsequent press releases to be issued in the near future.

For further information, please contact:

David Skriloff
Telephone: 713-961-2795

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

The securities of the Company have not been and will not be registered under the United States Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.